Exhibit 10.4

AUTOIMMUNE INC.

STOCK OPTION

For good and valuable consideration, receipt of which is hereby acknowledged, AutoImmune Inc., a Delaware corporation (the “Company”), does hereby grant to                          (the “Grantee”) an option to purchase              (            ) shares of Common Stock of the Company (the “Option”), pursuant to the terms of the Company’s 2008 Stock Option Plan (the “Plan”). A copy of the Plan, marked Exhibit A, is annexed hereto and is incorporated herein in its entirety by reference.

The Grantee hereby accepts the Option subject to all of the provisions of the Plan, and upon the following additional terms and conditions:

1. The price at which the shares of Common Stock may be purchased pursuant to the Option is              ($            ) per share, subject to adjustment as provided in the Plan.

2. (a) The Option shall expire at the close of business on the tenth anniversary of the date hereof. Subject to the provisions of the Plan, the Option shall be exercisable before said date as follows: (i) if the Grantee is employed by the Company on the first anniversary of the date hereof, to the extent of 25% of the number of shares covered hereby; (ii) if the Grantee is employed by the Company on the second anniversary of the date hereof, to the extent of 50% of the number of shares covered hereby, less the number of shares as to which the Option has been exercised previously; (iii) if the Grantee is employed by the Company on the third anniversary of the date hereof, to the extent of 75% of the number of shares covered hereby, less the number of shares as to which the Option has been exercised previously; and (iv) if the Grantee is employed by the Company on the fourth anniversary of the date hereof, to the extent of the full number of shares covered hereby. The Option may not be exercised at all during the first year after the date hereof (except to the extent provided in the Plan) or after the tenth anniversary of the date hereof.

(b) In the event exercise of the Option shall require the Company to issue a fractional share of Common Stock of the Company, such fraction shall be disregarded and the purchase price payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercise(s) of the Option.

3. The Option shall not be transferable other than by will or by the laws of descent and distribution or a qualified domestic relations order (“QDRO”) as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the Optionee’s lifetime only by the Optionee or pursuant to a QDRO.

4. This Option may be exercised by the giving of written notice, in person or by mail, to the Company, marked “Attention: Treasurer”, at its principal place of business, of the election to purchase shares pursuant hereto accompanied by the full payment for all shares being so purchased.

WITNESS the execution hereof as of this          day of             , 20    .

AUTOIMMUNE INC.

By

The foregoing Option is hereby accepted on the terms and conditions set forth herein and is expressly subject to all the provisions set forth in the AutoImmune Inc. 2008 Stock Option Plan, a copy of which is annexed hereto as Exhibit A.

[Name] Grantee

1814305.1